UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2009

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed, on August 10, 2009, MMC Energy, Inc.’s (“MMC” or the “Company”) wholly-owned subsidiary, MMC Chula Vista II, LLC, entered into a definitive agreement with Energy Parts Solutions, LLC, an affiliate of Pro Energy, Services, Inc., to sell its two remaining General Electric LM6000PC Sprint® turbines in an all-cash transaction for an aggregate purchase price of $26.65 million (the “Turbine Sale”). The Turbine Sale was completed on October 5, 2009, and the Company then received actual cash proceeds of $23.38 million net of the $3 million deposit received upon signing and transaction costs.

The Turbine Sale was part of a process to liquidate the Company’s remaining assets as contemplated by the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Liquidation”), which was overwhelmingly approved by the Company’s stockholders at a special meeting held on September 14, 2009.

A copy of the press release issued by the Company relating to the closing of the Turbine Sale is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On September 30, 2009, the Company filed its Certificate of Dissolution with the Secretary of State of the State of Delaware. The Certificate of Dissolution became effective at 1:29 p.m., eastern time on September 30, 2009 and provides for the dissolution of the Company under the Delaware General Corporate Law.

On October 6, 2009 the Company filed with the Securities and Exchange Commission and The NASDAQ Stock Market, Inc. a Form 25 relating to the delisting of the Company’s common stock (the “Common Stock”). Trading in the Common Stock ceased effective on the close of business of October 6, 2009, with official delisting of the Common Stock effective 10 days thereafter. In addition, the Company expects to close its stock transfer books and discontinue recording transfers of the Common Stock following the suspension of trading of the Common Stock.

On October 6, 2009, pursuant to the Plan of Liquidation, the board of directors of the Company approved an initial liquidating distribution of $1.35 per share to the stockholders of record of the Common Stock as of October 6, 2009. The Company funded its payment agent, Continental Stock, Transfer & Trust Company, on October 6, 2009 and expects that the distributions will reach beneficial owner accounts within 3-5 business days thereafter. Pursuant to the requirements of Delaware law, the Company intends to retain certain of the remaining assets of the Company to satisfy and make reasonable provision for any claims and obligations of the Company until such time as the Company’s board of directors determines that it is appropriate to distribute some or all of such remaining assets. The amount and timing of any subsequent and final distributions will be at the discretion of the Company’s board of directors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1   Press Release, dated October 6, 2009, issued by MMC Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 7, 2009	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
		Name:	Denis Gagnon
		Title:	Chief Financial Officer